Exhibit 10.48
CONFIDENTIAL TREATMENT REQUESTED
THIRD AMENDMENT
TO
SUBSERVICING AGREEMENT
     This Third Amendment to Subservicing Agreement (the “Amendment”) is made by and between Fannie Mae (“Fannie Mae”), a corporation organized and existing under the laws of the United States, and Nationstar Mortgage LLC, a Delaware limited liability company, (“Nationstar”) and is effective December 20, 2011.
     WHEREAS, Fannie Mae and Nationstar have entered into that certain Subservicing Agreement (the “Agreement”) dated effective as of October 29, 2010, and have agreed to amend the Agreement to allow for daily reimbursement of certain servicing Advances;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
I.	DEFINED TERMS. Capitalized terms contained in this Amendment shall have the respective meanings herein as such terms have in the Agreement.
II.	AMENDMENTS TO AGREEMENT. Section 2.13(b) of the Agreement is hereby amended and supplemented to include the following:
Subject to the conditions identified below, Fannie Mae additionally agrees that it will reimburse Subservicer for Eligible Escrow Advances and Eligible Corporate Advances on a daily basis as may be requested by Subservicer and agreed to by Fannie Mae. Therefore in addition to the reporting requirements identified herein, not later than the fifth (5th) Business Day prior to the Business Day on which Subservicer requests that Fannie Mae make reimbursement to Subservicer for Eligible Escrow Advances and Eligible Corporate Advances (or such other time period as mutually agreed to by the parties), Subservicer shall deliver to Fannie Mae or its designee reports or loan level listings of Eligible Corporate Advances and Eligible Escrow Advances, in a format acceptable to Fannie Mae, containing (i) the data identified in Exhibit C-1 to this Agreement, and (ii) the applicable information and codes required by Fannie Mae Form 571 (Cash Disbursement Request). Fannie Mae and/or its designee will reconcile the same within five (5) Business Days, and if it determines that an amount is due and owing by Fannie Mae to Subservicer, such amount shall be reimbursed to Subservicer by Fannie Mae one (1) Business Day after such reconciliation period, or at such time as may otherwise be mutually agreed to by Fannie Mae and Subservicer.

Applicable to each reimbursement of Eligible Escrow Advances and Eligible Corporate Advances made by Fannie Mae hereunder, Subservicer shall pay Fannie Mae a fee equal to the greater of 1) [***], or 2) the Compensation Rate divided by [***], multiplied by the Eligible Escrow Advances and Eligible Corporate Advances reimbursed by Fannie Mae. Subservicer will not be required to pay such fee for the reimbursements made 1) on the business day immediately preceding the Draft Date, and 2) one business day prior to the last business day of each calendar month. Fannie Mae will provide to Subservicer an invoice for such fees on or about the tenth (10th) day of each calendar month, and within thirty days of receipt of the invoice Subservicer agrees to wire to Fannie Mae such invoiced amount as directed in the invoice, or as otherwise directed by Fannie Mae. For purposes of this Section, the “Compensation Rate” shall be [***] basis points over One-Month Libor as of the last business day of the second month preceding the month in which the reimbursement occurs.
IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date first above written.

Fannie Mae		Nationstar Mortgage LLC

By:	/s/ Leslie Peeler	By:	/s/ Gregory A. Oniu

	Name: Leslie Peeler		Name: Gregory A. Oniu
	Title: Vice President		Title: SVP
	Date: 12/20/11		Date: 12/20/11
***   Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.